                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|

Check the appropriate box:
|_| Preliminary proxy statement     |_| Confidential, for use of the Commission
                                        only (as permitted by Rule 14a-6 (e)(2)

|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material under Rule 14a-12

                            U.S. HOME & GARDEN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment  of filing fee (Check the appropriate box):

         |X|  No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
         (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         (5)  Total fee paid:

--------------------------------------------------------------------------------

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
         (1)  Amount previously paid:

--------------------------------------------------------------------------------
Filing party:

--------------------------------------------------------------------------------
Date filed:

                            U.S. HOME & GARDEN INC.
                             655 Montgomery Street
                            San Francisco, CA 94111


                                  May 31, 2002


Dear Fellow Stockholders:

         You are cordially invited to attend our Annual Meeting of Stockholders which will be held on June 26, 2002 at 9:00 A.M., local time, at the offices of U.S. Home & Garden Inc., 655 Montgomery Street, Suite 830, San Francisco, California 94111.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, Continental Stock Transfer & Trust Company, in writing, at 17 Battery Place, New York, New York 10004.

         The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting.

         Your vote is very important, and we will appreciate a prompt return of your signed proxy card.

                           Cordially,



                           Robert Kassel
                           Chairman of the Board,
                           Chief Executive Officer,
                           President and Secretary

                            U.S. HOME & GARDEN INC.
                             655 Montgomery Street
                            San Francisco, CA 94111

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 2002

                              --------------------


To the Stockholders of U.S. HOME & GARDEN INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of U.S. Home & Garden Inc. (the "Company") will be held on Wednesday, June 26, 2002, at 9:00 A.M., local time, at the offices of the Company, 655 Montgomery Street, Suite 830, San Francisco, California 94111, for the following purposes:

         1. To elect five (5) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on May 30, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         The Annual Meeting will be held solely to tabulate the votes cast and report on the results of the voting on those matters listed in the accompanying proxy statement. No presentations or other business matters are planned for the meeting.


--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                  By Order of the Board of Directors,
                                  Robert Kassel

                                  Chairman of the Board, Chief Executive
                                  Officer, President and Secretary
May 31, 2002

                                 PROXY STATEMENT

                             U.S. HOME & GARDEN INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 2002


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of U.S. HOME & GARDEN INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 26, 2002, including any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about June 3, 2002.

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are:

                       655 Montgomery Street
                       San Francisco, California  94111
                       Telephone No.:  (415) 616-8111

                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on May 30, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 17,543,379 shares issued and outstanding of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                                VOTING PROCEDURES

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or by proxy at the Annual Meeting. All other matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock cast with respect thereto, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                              ELECTION OF DIRECTORS

         At this year's Annual Meeting of Stockholders, five (5) directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

         At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a Proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the Proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors of the Company that he or she will be available to serve.

  Name                   Age   Position
  ----                   ---   --------
Robert Kassel(1)         62    Chairman of the Board, Chief Executive Officer,
                               President and Treasurer
Richard Raleigh(1)       48    Director
Fred Heiden(1)(2)        60    Director
Brad Holsworth(2)        41    Director
Jon Schulberg(1)(2)      43    Director

------------------
(1) Member, Compensation Committee
(2) Member, Audit Committee

                  Robert Kassel co-founded the Company and has been Chairman of the Board, Chief Executive Officer, President and Treasurer of the Company since October 1990. From 1985 to August 1991 he was a consultant to Comtel Communications, Inc., a company specializing in the installation and operation of telephone systems in hotels. From 1985 to 1990, Mr. Kassel was also a real estate developer in Long Island, New York and Santa Barbara, California. From 1965 to 1985, he was a practicing attorney in New York City, specializing in corporate and securities laws.

                  Richard Raleigh has been a Director of the Company since March 1993. He served as Chief Operating Officer of the Company from June 1992 to June 2001 and has served as a consultant to the Company since then. He served as the Company's Executive Vice President-Operations from December 1991 to June 1992. Prior to joining the Company, Mr. Raleigh was a free-lance marketing consultant to the lawn and garden industry from January 1991 to December 1991. From April 1988 to January 1991 he was employed by Monsanto Agricultural Co. as its Director of Marketing, Lawn and Garden. From December 1986 to April 1988 he was Vice President of Sales and Marketing of The Andersons, a company engaged in the sale of consumer and professional lawn and garden products. From November 1978 to December 1986 he held a variety of positions at The Andersons, including Operations Manager and New Products Development Manager.

         Fred Heiden, a director of the Company since March 1993, has been a private investor since November 1989. From April 1984 to November 1989 Mr. Heiden was the President and principal owner of Bonair Construction, a Florida-based home improvement construction company.

         Brad Holsworth, has been a director of the Company since July 2000. Since April 2000 he has been employed by Prescient Capital LLC, a money manager and venture capital firm, as its Chief Financial Officer. From April 1999 to April 2000 he was employed by Banc of America Securities, as a Principal, Accounting and Finance. He was employed by the accounting firm, BDO Seidman, LLP from July 1982 to April 1999 and had been a partner of BDO Seidman, LLP from July 1995 to April 1999.

         Jon Schulberg, a director of the Company since March 1993, has been employed as President of Schulberg MediaWorks, a company engaged in the independent production of television programs and television advertising, since January 1992. From January 1989 to January 1992 he was a producer for Guthy-Renker Corporation, a television production company. From September 1987 to January 1989 he was the director of development for Eric Jones Productions.

         During the fiscal year ended June 30, 2001, the Board of Directors held one meeting. The Board also took various action by unanimous written consent in lieu of a meeting. The Company did not have a standing nominating committee of the Board of Directors or other committee performing similar functions during the fiscal year ended June 30, 2001. During the fiscal year ended June 30, 2001 the Board had an Audit Committee which is responsible for supervising the audit and financial procedures of the Company. The Audit Committee currently consists of Messrs. Heiden, Holsworth, and Schulberg. Prior to May 2001 Mr. Raleigh also served as a member of the Audit Committee. The Company has a Compensation Committee consisting of Messrs. Kassel, Raleigh, Heiden and Schulberg. The Audit Committee held two meetings during the fiscal year ended June 30, 2001. The Compensation Committee did not meet during the fiscal year ended June 30, 2001, but has taken certain action by unanimous written consent.

                  All directors of the Company hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         In addition to Mr. Kassel, the Company's executive officers includes Richard Grandy. Set forth below is certain information regarding Mr. Grandy as well as Richard Kurz, a key employee of the Company.

         Richard Grandy, 56 has been Chief Operating Officer of the Company since June 30, 2001. He has been President of Easy Gardener, Inc., a subsidiary of the Company, since July 1997 and served as its Vice President from the date of the Company's acquisition of Easy Gardener, Inc. in September 1994 until July 1997. Mr. Grandy co-founded Easy Gardener, Inc. in 1983 after serving as Marketing Director at International Spike, Inc. from 1977 through 1983. From 1968 through 1977, Mr. Grandy was a sales representative of lawn and garden products for the Ortho Division of Chevron Chemical Co.

         Richard Kurz, 60, has been Chief Financial Officer of the Company since October 2001 and served as its Vice President-Finance from June 2001 until October 2001. From 1997 until December 2000 he was Executive Vice President and Chief Financial Officer for Aircraft Interior Resources, Inc, a company that provides products and services to commercial airlines. From 1994 until 1997 he was Senior Vice President and Chief Financial Officer of American Eagle Group, Inc., a service company that provided insurance services to the aviation and other specialized industries. From 1991 to 1994 he was Chief Financial and Administrative Officer for BDP International, Inc. a logistics service provider. From 1979 to 1991 he held a variety of senior financial positions with Cigna Corporation, a healthcare provider. Mr. Kurz is a Certified Public Accountant.

Compliance with Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, the Company believes that during the fiscal year ended June 30, 2001 all filing requirements applicable to its officers, directors, and greater than 10 percent beneficial stockholders were complied with.

                             EXECUTIVE COMPENSATION

         The following table discloses the compensation awarded by the Company, for the three fiscal years ended June 30, 2001, 2000 and 1999, to Mr. Robert Kassel, its Chief Executive Officer, President and Treasurer, Mr. Richard J. Raleigh, its former Chief Operating Officer, Mr. Richard Grandy, its current Chief Operating Officer, and Ms. Lynda Gustafson, the Company's former Vice President of Finance and Mr. Donald Rutishauser, the Company's former Chief Financial Officer (together, the "Named Officers"). During the fiscal year ended June 30, 2001, no other officer of U.S. Home & Garden Inc. received a total salary and bonus that exceeded $100,000 during such fiscal year.

                           Summary Compensation Table

                                                           Annual Compensation     Long-Term
                                                           -------------------     Compensation
                                                                                   Securities
                                                                                   Underlying          All Other
Name and Principal Position                   Year   Salary ($)   Bonus ($)        Options (#)         Compensation($)(1)
---------------------------                   ----   ----------   ---------       ---------------      ------------------
Robert Kassel,                                 2001   450,000      219,000          1,468,000 (5)          6,593
Chairman, Chief Executive Officer,             2000   477,000(2)   320,000(2)         500,000 (3)          6,383
 President, Treasurer and Secretary            1999   450,000      114,000            641,333 (4)          6,169


Richard Raleigh, former                        2001   253,000      328,000            537,000 (5)        664,074
Chief Operating Officer                        2000   250,000      125,000            225,000 (6)         12,623
                                               1999   250,000       96,000            137,500 (7)(8)      12,169


Richard Grandy, Chief Operating Officer        2001   340,000      100,000            150,000 (5)         11,693
                                               2000   311,000          --                --               11,806
                                               1999   286,000          --                --               11,593


Lynda Gustafson, former Vice President of      2001     6,000          --                --              210,703
Finance                                        2000   147,000       60,000             50,000              4,763
                                               1999   148,000       60,000               --               12,169

Donald Rutishauser, former Chief Financial     2001   119,000       26,000               --              151,719
Officer                                        2000    71,000          --              50,000               --

(1) Represents the Company's contributions to the Named Officers 401(k)/profit sharing accounts and actual or accrued severance payments to Mr. Raleigh ($652,000), Ms. Gustafson ($210,000) and Mr. Rutishauser ($150,000) in fiscal 2001. Excludes certain perquisites that did not exceed the lesser of $50,000 or 10% of their combined bonus and salary.

(2) Included in Mr. Kassel's salary is $46,800 of non-cash compensation attributable to his receipt of shares of common stock of Egarden Inc. Mr. Kassel's bonus of $320,000 primarily reflects work performed by him in connection with Egarden Inc. and its initial capitalization, securing E-commerce agreements with certain of the nations largest hardware cooperatives and obtaining vendor arrangements.

(3) Includes 200,000 options that were originally granted to Mr. Kassel in prior fiscal years, the expiration dates of which were extended in fiscal 2000.

(4) Includes 341,333 options that were originally granted to Mr. Kassel in prior fiscal years, the expiration dates of which were extended in fiscal 1999. Also includes options to purchase 300,000 shares that were granted to Mr. Kassel in December 1998, and voluntarily forfeited by him during the fiscal year ended June 30, 1999.

(5) Represents options that were originally granted to the respective officers in prior fiscal years, the expiration dates of which were extended in fiscal 2001.

(6) Includes 100,000 options that were originally granted to Mr. Raleigh in prior fiscal years, the expiration dates of which were extended in fiscal 2000.

(7) Includes 12,500 options that were originally granted to Mr. Raleigh in 1992, the expiration date of which was extended during fiscal 1998 and further extended during fiscal 1999.

(8) Includes options to purchase 125,000 shares granted to Mr. Raleigh in December 1998 and voluntarily forfeited by him during the fiscal year ended June 30, 1999.

         No new options were granted to the Named Officers and 10,000 options were granted to an employee during the fiscal year ended June 30, 2001. The only other options granted during fiscal 2001 were to outside directors under the Non-Employee Director Stock Option Plan. The following table discloses information concerning options granted to certain of the Named Officers in prior fiscal years whose expiration dates were extended during the fiscal year ended June 30, 2001.

                Option Grants in Fiscal Year Ended June 30, 2001

                                Individual Grants

                       Number of
                      Securities       Percent of Total                                         Potential Realizable Value at
                      Underlying      Options Granted to                                        Assumed Annual Rates of Stock
                    Options Granted  Employees in Fiscal   Exercise Price     Expiration        Price Appreciation for Option
Name                   (#)(1)              Year (%)           ($/Sh)            Date                    Term ($)(2)
                    ---------------  --------------------  --------------    ------------     --------------------------------
                                                                                                   5%              10%
                                                                                               -----------        ------------
Robert Kassel            80,000                              $1.69          12/31/08              --                 --
                      1,000,000                               2.06          11/17/05
                        388,000                               3.25          11/17/05

Richard Grandy          150,000                               2.25          11/17/05              --                 --

Richard Raleigh          17,000                               1.69           7/30/03              --                 --
                        400,000                               2.06           7/30/03
                        120,000                               3.25           7/30/03

--------------------
(1) Represents options that were granted in prior fiscal years but whose expiration dates were extended during fiscal 2001. All of the options are exercisable in full at the time of the extension of their expiration dates except for 80,000 options granted to Mr. Kassel, which vest over a 10-year period and Mr. Raleigh's 17,000 $1.69 options which vest over a 10-year period.

(2) No percentages are reflected in the above-table since no new options were granted to any Named Officer during fiscal 2001. As noted above, in addition to the extensions of options previously granted to certain of the Named Officers a total of 10,000 new options were granted to employees during fiscal 2001.

(3) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or non-transferability of the options and do not make any provision for taxes associated with exercise. No realizable value is shown since the market price of the Common Stock on the date the options were extended was substantially lower than the exercise price of the extended options.

                  The following table sets forth information concerning the number of options owned by the Named Officers and the value of any in-the-money unexercised options as of June 30, 2001. No options were exercised by the Named Officers during the fiscal year ended June 30, 2001.

                           Aggregated Option Exercises
                        And Fiscal Year-End Option Values


                        Shares Acquired   Value Realized     Number of Securities Underlying      Value of Unexercised In-the-Money
Name                     on Exercise(#)         ($)        Unexercised Options at June 30, 2001      Options at June 30, 2001(1)
----                    ---------------   --------------   ------------------------------------   -------------------------------
                                                              Exercisable        Unexercisable      Exercisable      Unexercisable
                                                           ----------------    ----------------   ---------------   -------------
Robert Kassel                  --               --             1,964,267            265,066              0                 0
Richard Grandy                 --               --               150,000              --                 0                 0
Richard Raleigh                --               --               753,161              8,750              0                 0
Lynda Gustafson                --               --                 --                 --                 0                 0
Donald Rutishauser             --               --                20,000             30,000              0                 0

-------
(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the Common Stock. An option is "in-the-money" if the fiscal year end fair market value of the Common Stock exceeds the option exercise price. The last sale price (the fair market value) of the Common Stock on June 29, 2001 was $0.70 per share.

Employment Agreements of Executive Officers

         The Company has entered into an employment agreement with Mr. Kassel dated as of April 1, 1996. Mr. Kassel currently serves as Chief Executive Officer and President of the Company for a term which expires on March 31, 2003, which is subject to automatic renewal unless terminated. His current annual salary is $450,000, and is subject to such bonuses and increases as are approved at the discretion of the Board of Directors or the Compensation Committee of the Board, as the case may be. The employment agreement requires that substantially all of Mr. Kassel's business time be devoted to the Company and that he not compete, or engage in a business competitive with, the Company's current or anticipated business for the term of the agreement and for two years thereafter (although he may own not more than 5% of the securities of any publicly traded competitive company). Mr. Kassel is, in addition to salary, entitled to certain fringe benefits, including the use of an automobile and payment of related expenses.

         Mr. Kassel's agreement also provides that if his employment is terminated under certain circumstances, including termination of Mr. Kassel's employment upon a change of control of the Company, (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the failure of the Company to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Kassel's duties and obligations from those contemplated by the agreement, and termination by the Company of Mr. Kassel's employment other than for disability or cause, he will be entitled to receive severance pay equal to the greater of (i) $350,000 ($3,500,000 in the event of a change of control) or (ii) the total compensation earned by Mr. Kassel from the Company during the one-year period (multiplied by ten in the event of a change of control) prior to the date of his termination.

         Easy Gardener, Inc., a wholly-owned subsidiary of the Company, has entered into an employment agreement with Mr. Grandy, dated as of September 1, 1998 which expires on August 31, 2003. The agreement provides for Mr. Grandy to receive an annual base salary of $275,000, $300,000, and $330,000 during the first three years of the agreement and $350,000 thereafter. Mr. Grandy is also entitled to such bonuses, if any, as determined by the Board of Directors of Easy Gardener. The Agreement requires Mr. Grandy to devote substantially all of his business time to Easy Gardener, and in the event Mr. Grandy's employment agreement is terminated by Easy Gardener without cause (as defined in the agreement) or if Mr. Grandy resigns with "Good Reason" (as defined in the agreement), Mr. Grandy will be entitled to receive his base salary through the expiration of the agreement.

         The Company had entered into an employment agreement with Mr. Raleigh to serve as its Chief Operating Officer for a term expiring on March 31, 2002 subject to automatic renewal unless terminated. The agreement provided that Mr. Raleigh was to receive an annual salary of $250,000, subject to such bonuses and increases as are approved at the discretion of the Board of Directors. In addition to salary, Mr. Raleigh was entitled to certain fringe benefits, including the use of an automobile and payment of related expenses.

         Mr. Raleigh's employment agreement also provided that if his employment was terminated under certain circumstances, including termination of Mr. Raleigh's employment upon a change of control of U.S. Home & Garden Inc., (as defined in the agreement) a failure by the Company to comply with its obligations under the agreement, the Company's failure to obtain the assumption of the agreement by any successor corporation, or a change in Mr. Raleigh's duties and obligations from those contemplated by the agreement, and the Company's termination Mr. Raleigh's employment other than for disability or cause, he would be entitled to receive severance pay equal to the greater of (i) $162,500 ($812,500 in the event of a change of control) or (ii) the total compensation earned by him from us during the one-year period (multiplied by five in the event of a change of control) prior to the date of his termination. Mr. Raleigh's employment agreement was terminated as a result of the Separation Agreement discussed below.

Separation and Termination Agreements and Arrangements

         During fiscal 2001 the Company entered into a Separation Agreement and Release and a Consulting Agreement with Richard Raleigh, its director and former Chief Operating Officer. The Separation Agreement provided for Mr. Raleigh's resignation as an officer or employee of the Company and its subsidiaries effective June 30, 2001. In lieu of any severance benefits which Mr. Raleigh otherwise might have been entitled to under his employment agreement, the Company agreed, among other things, to pay Mr. Raleigh aggregate separation pay of $476,000 of which $250,000 was paid in July 2001 with the balance being paid in quarterly installments commencing October 1, 2001 and released Mr. Raleigh from his obligation to repay the approximately $151,000 principal balance remaining on the loan the Company previously made to him. At the same time Mr. Raleigh entered into an agreement to provide the Company with consulting services through June 30, 2003 for a fee of $1,000 per month.

         The Company also entered into a Separation Agreement with Mr. Rutishauser, its former Chief Financial Officer, that required the Company pay Mr. Rutishauser separation pay of $150,000 upon termination of his employment with the Company. Mr. Rutishauser's employment with the Company terminated in October 2001.

         During fiscal 2001 the Company made severance payments of $210,000 to Lynda Gustafson, its former Vice President of Finance.

Committees of the Board of Directors

         The Company has established an Audit Committee which is comprised of Messrs. Heiden, Holsworth and Schulberg each of whom is an "independent director" under the rules of the National Association of Securities Dealers, Inc. The Audit Committee, among other things, makes recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. The Audit Committee has adopted a written charter, a copy of which was attached as Appendix A to the Company's Definitive Proxy Statement on
Schedule 14A filed with the Securities and Exchange Commission on May 29, 2001. The Company has also established a Compensation Committee which is comprised of Messrs. Kassel, Heiden, Raleigh and Schulberg, The Compensation Committee, among other things, makes recommendations to the Board of Directors with respect to the compensation of the executive officers of the Company. The Company maintains a Stock Option Committee comprised of Messrs. Schulberg and Heiden, which determines the persons to whom options should be granted under the Company's 1995 and 1997 Stock Option Plans and the number and other terms of options to be granted to each person under such plans.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The Compensation Committee of the Company's Board of Directors consists of Messrs. Kassel, Heiden, Raleigh and Schulberg. During the fiscal year ended June 30, 2001, none of the Company's executive officers served on the Board of Directors or the compensation committee of any other entity, any of whose officers served on the Board of Directors or Compensation Committee of the Company.

Stock Option Plans

         In September 1991, the Company adopted a stock option plan (the "1991 Plan") pursuant to which 700,000 shares of Common Stock have been reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code") or (ii) non-qualified options ("NQO's"). ISOs may be granted under the 1991 Plan to employees and officers of the Company. NQO's may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company.

         The purpose of the 1991 Plan is to encourage stock ownership by certain directors, officers and employees of the Company and certain other persons instrumental to the success of the Company and give them a greater personal interest in the success of the Company. The 1991 Plan is administered by the Board of Directors. The Board, within the limitations of the 1991 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the option purchase price per share and the manner of exercise, the time, manner and form of payment upon exercise of an option, and whether restrictions such as repurchase rights in the Company are to be imposed on shares subject to options.

         ISOs granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any related corporation) may not exceed $100,000. NQO's granted under the 1991 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant. Options granted under the 1991 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company).

         The Company has adopted, a Non-Employee Director Stock Option Plan (the "Director Plan"). Only non-employee directors of the Company are eligible to receive grants under the Director Plan. The Director Plan provides that eligible directors automatically receive a grant of options to purchase 5,000 shares of Common stock at fair market value upon first becoming a director and, thereafter, an annual grant, in January of each year, of 5,000 options at fair market value. Options to purchase an aggregate of up to 100,000 shares of Common Stock are available for automatic grants under the Director Plan.

         The Company has adopted a 1995 Stock Option Plan ("1995 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Stock Option Committee (the "Committee"), as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1995 Plan and other limitations on grant set forth in the 1995 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

         The Company has adopted a 1997 Stock Option Plan ("1997 Plan") which provides for grants of options to purchase up to 1,500,000 shares of Common Stock. The Board of Directors or the Committee of the 1997 Plan, as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1997 Plan and other limitations on grant set forth in the 1997 Plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

         The Company has also adopted a 1999 Stock Option Plan ("1999 Plan") which provides for grants of options to purchase up to 900,000 shares of Common Stock. The Board of Directors or the Committee of the 1999 Plan, as the case may be, will have discretion to determine the number of shares subject to each NQO (subject to the number of shares available for grant under the 1999 Plan and other limitations on grant set forth in the 1999 Plan), the exercise price thereof (provided such price is not less than the fair marker value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company will be eligible to be granted ISOs or NQOs under such plan. The Board or Committee, as the case may be, also has discretion to determine the number of shares subject to each ISO, the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any calendar year is limited by the same Code provisions applicable to ISOs granted under the 1991 Plan.

         The Company has adopted the Non-Qualified Deferred Compensation Plan for Select Employees of U.S. Home & Garden Inc. ("Deferred Plan") and has amended its stock option plans, as well as certain option agreements which it has had with Robert Kassel. Under the Deferred Plan and such amended stock option plans and agreements, the Board of Directors or its committee which administers the relevant stock option may grant permission to optionees to exercise their options with shares of the Company's common stock in which they have a holding period, for income tax purposes, of at least six months and defer the receipt of a portion of the shares subject to the option so exercised. The optionee has the right to designate the time or times of receipt of those shares pursuant to the Deferred Plan. The Deferred Plan does contain provisions for earlier issuance of those deferred shares on death, disability and other termination of employment (e.g., on a change of control of the Company).

         The Company from time to time has also granted non-plan options to certain officers, employees and consultants.

Director Compensation

         During the fiscal year ended June 30, 2001 each of the Company's three non-employee directors who served as directors during such fiscal year, Messrs. Heiden, Halsworth and Schulberg, received $5,000 for serving as directors of the Company as well as options under the Director Plan.

Audit Committee Report

         In September 2001, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with the Company's independent auditors, BDO Seidman, LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," the Audit Committee has discussed with and received the required written disclosures and confirming letter from BDO Seidman, LLP regarding its independence and has discussed with BDO Seidman, LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

         Fred Heiden, Brad Holsworth, Jon Schulberg

Report on Executive Compensation

         The compensation of the Company's executive officers for the fiscal year ended June 30, 2001 was determined by the Compensation Committee of the Board of Directors pursuant to the recommendation made to the Compensation Committee by Robert Kassel, the Company's Chairman, Chief Executive Officer, President and Treasurer. There is no formal compensation policy for the Company's executive officers.

         The Board of Directors has appointed a Stock Option Committee, currently comprised of Messrs. Heiden and Schulberg, for each of the 1995 Plan and the 1997 Plan, which has made grants under, and has administered, such plans.

         Total compensation for executive officers consists of a combination of salaries, including bonuses, and stock option awards. The base salary of Robert Kassel is fixed annually by either the Board of Directors of the Company or the Compensation Committee of the Board of Directors, as the case may be, pursuant to the terms of his employment agreement with the Company. The base salary of Richard Grandy is fixed annually by the Board of Directors of Easy Gardener, Inc., a wholly owned subsidiary of the Company pursuant to the terms of his employment agreement with Easy Gardener. Base salary of other executive officers is based on the Company's financial performance and the executive's individual performance and level of responsibility. Bonus compensation, if any, to executive officers is based generally upon the Company's financial performance and the availability of resources as well as the executive officer's individual performance and level of responsibility. Stock option awards under the Company's

Stock Option Plans are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's common stock. No new stock options were granted to executive officers of the Company during the fiscal year ended June 30, 2001. During the fiscal year ended June 30, 2001 the expiration date of certain options previously granted to certain of its executive officers, including Messrs. Kassel and Grandy, were extended.

                Robert Kassel                        Fred Heiden
                Richard Raleigh                      Jon Schulberg

Stock Performance Graph

         The following line graph compares, from July 1, 1996 through June 30, 2001, the cumulative total return among the Company, companies comprising the NASDAQ Market Index and a Peer Group Index, based on an investment of $100 on June 30, 1996, in the Company's Common Stock and each index, and assuming reinvestment of all dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon stock price appreciation and not upon reinvestment of cash dividends. The Peer Group Index consists of the following companies: Acorn Products Inc., Lesco, Inc., the Scotts Company and the Toro Company. Historic stock price is not necessarily indicative of future stock price performance.

                                 [Graph omitted]


                       6/30/96  6/30/97  6/30/98   6/30/99  6/30/00   6/30/01
                       -------  -------  -------   -------  -------   --------
The Company            $100.00  $105.88  $201.96   $117.65  $101.96   $ 21.93
Peer Group Index       $100.00  $132.50  $140.22   $167.60  $131.53   $155.45
NASDAQ Market Index    $100.00  $120.46  $159.68   $223.77  $336.71   $186.46

VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information at the Record Date, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Officer, and (iv) all executive officers and directors of the Company as a group.

                                Amount and
                                Nature of
                                Beneficial                  Percentage
Name of Beneficial Owner        Ownership(1)(2)             of Class
------------------------        ---------------             ------------
Robert Kassel                     2,836,931(3)(4)              14.2

Richard Raleigh                     756,411(5)                  4.1

Richard Grandy                    1,084,396(6)                  6.1

Donald Rutishauser                   20,000(7)                    *

Lynda Gustafson                           0                       0

Fred Heiden                          20,258(8)                    *

Brad Holsworth                       11,000(9)                    *

Jon Schulberg                        20,258(8)                    *

Joseph Owens, II                    914,396(10)                 5.2

Wellington Management
   Company, LLP                   1,745,000(11)                 9.9

Parker Martin                     1,029,855(12)                 5.9

All executive officers
  and directors as a
  group (six persons)             4,729,254(3)(4)(5)            22.7
_____________                              (6)(8)(9)(13)
*less than 1%

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the Record Date have been exercised.

(3) Of such shares, (i) 138,650 are owned of record by Mr. Kassel's wife; however, because Ms. Kassel has appointed her husband as her proxy and attorney-in-fact to vote all 138,650 of the shares owned of record by her, Robert Kassel may also be deemed to have beneficial ownership of such shares. The address of Mr. Kassel is c/o U.S. Home & Garden Inc.

(4) Includes 2,374,493 shares of Common Stock issuable to Mr. Kassel upon exercise of options and warrants and 208,388 shares whose issuance to Mr. Kassel has been deferred pursuant to the terms of the Company's Non-Qualified Deferred Compensation Plan for Select Employees.

(5) Includes 754,411 shares of Common Stock issuable upon exercise of options.

(6) Includes 150,000 shares of Common Stock issuable upon exercise of options. The address of Mr. Grandy is c/o U.S. Home & Garden Inc.

(7)      Represents shares issuable upon exercise of options.

(8) Includes 20,000 shares of Common Stock issuable upon exercise of options.

(9) Includes 10,000 shares of Common Stock issuable upon exercise of options.

(10)     The address of Mr. Owens is 8 Hillandale Road, Waco, Texas.

(11) According to a Schedule 13G filed by Wellington Management Company, LLP ("Wellington") with the SEC, these shares are beneficially owned by Wellington in its capacity as an investment advisor for clients of Wellington who are the record holders of such shares. The address of Wellington is 75 State Street, Boston, MA 02109.

(12) According to a Schedule 13G filed by Mr. Martin with the SEC. The address for Mr. Martin is 121 S. Hope Street, #106, Los Angeles, California 90012.

(13) Excludes shares beneficially owned by Richard Kurz, the Company's Chief Financial Officer, Donald Rutishauser, the Company's former Chief Financial Officer and Lynda Gustafson, the Company's former Vice President of Finance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From time to time Messrs. Kassel and Raleigh have borrowed monies from the Company. During fiscal 2001, the highest amount owed to the Company by Messrs. Kassel and Raleigh were $571,195 and $156,697, respectively. After deducting principal payments made to date, the principal balance together with accrued interest of the loan to Mr. Kassel at March 31, 2002 was approximately $602,000. The balance of Mr. Raleigh's loan was forgiven by the Company report of Mr. Raleigh's severance agreement. The loan to Mr. Kassel bears interest at 7% per annum and matures on June 30, 2003.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         BDO Seidman, LLP has audited and reported upon the financial statements of the Company for the fiscal year ended June 30, 2001 and the Board of Directors currently anticipates that it will select BDO Seidman, LLP to examine and report upon the financial statements of the Company for the fiscal year ending June 30, 2002. A representative of BDO Seidman, LLP is not expected to be present at the Annual Meeting.

         Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 (the "2001 fiscal year") and the reviews of the financial statements included in the Company's Form 10-Q's for the 2001 fiscal year totaled $272,000.

         Financial Information Systems Design and Implementation Fees. There were no fees billed to the Company by BDO Seidman, LLP for professional services related to financial information systems design and implementation by BDO Seidman, LLP for the 2001 fiscal year.

         All Other Fees. The aggregate fees billed for services rendered by BDO Seidman, LLP, other than for audit and information technology services, described in the preceding two paragraphs, totaled $83,000 for the 2001 fiscal year, of which $52,000 related to tax services and $31,000 related to all other services.

         The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining BDO Seidman, LLP's independence.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING
                      FOR FISCAL YEAR ENDING JUNE 30, 2002

         Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders for its fiscal year ending June 30, 2002 to be held in the year 2003 must submit the proposal in proper form and in satisfaction of the conditions established by the Securities and Exchange Commission, to the Company at its address set forth on the first page of this Proxy Statement not later than January 31, 2003 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

         After the January 31, 2003 deadline, a stockholder may present a proposal at the Company's next Annual Meeting if it is submitted to the Company's Secretary at the address set forth above no later than April 19, 2003. If timely submitted, the stockholder may present the proposal at the next Annual Meeting but the Company is not obligated to present the matter in its proxy statement.

                                OTHER INFORMATION

         Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2001 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 30, 2002. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE ALSO AVAILABLE TO EACH SUCH STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO:

                                 U.S. HOME & GARDEN INC.
                            655 MONTGOMERY STREET, SUITE 830
                            SAN FRANCISCO, CALIFORNIA 94111
                            ATTENTION: CORPORATE SECRETARY

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                    By order of the Board of Directors,


                                    Robert Kassel
                                    Chairman of the Board,
                                    Chief Executive Officer,
                                    President and Secretary


May 31, 2002

                            U.S. HOME & GARDEN INC.
                             655 Montgomery Street
                        San Francisco, California 94111

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 26, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints ROBERT KASSEL and RICHARD RALEIGH, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of U.S. Home & Garden Inc. on Wednesday, June 26, 2002, at 655 Montgomery Street, Suite 830, San Francisco, California 94111, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.        Election of Directors:

          |_| FOR all nominees listed below (except as marked to the contrary below).

          |_| WITHHOLD AUTHORITY to vote for all nominees listed below.


                         Robert Kassel, Richard Raleigh,
                  Fred Heiden, Brad Holsworth and Jon Schulberg


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                    (continued and to be signed on reverse side)

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES LISTED ABOVE.


                           DATED: ____________, 2002

                           Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    -------------------------------------
                                    Signature



                                    -------------------------------------
                                    Signature if held jointly


         Please mark, sign, date and return this proxy card promptly using the enclosed envelope.